Murphy USA Inc. Savings Plan

Effective August 30,  2013

Article 3 Participation Requirements	11
Section 3.1 Participation Originating under this Plan	11
Section 3.2 Cessation of Service and Reentry	11
Section 3.3 Status during Family or Medical Leave	12
Section 3.4 Status during Military Leave	12

Article 5 Maintenance of Individual Accounts	20
Section 5.1 Establishment of Individual Accounts	20
Section 5.2 Investment Options	20
Section 5.3 Allocation of Gains and Losses	21
Section 5.4 Allocation of Forfeitures	21
Section 5.5 Notification to Participants	21

Article 6 Withdrawals and Loans during Employment	22
Section 6.1 Certain Procedures for All Withdrawals	22
Section 6.2 Withdrawals from Employee Contribution Account	22
Section 6.3 Withdrawals from Matching Employer Contribution Accounts after Vesting of Matching Employer Contributions	22
Section 6.4 Withdrawals from Rollover Account	22
Section 6.5 Withdrawals from Salary Deferral Account	22

Section 6.6 Withdrawals from Profit Sharing Contribution Account	22
Section 6.7 Hardship Withdrawals	23
Section 6.8 Withdrawals from Discretionary Employer Contribution Account after Vesting	24
Section 6.9 Participant Loans	25

Article 11 Top-Heavy Restrictions	43
Section 11.1 General	43
Section 11.2 Minimum Contribution	43
Section 11.3 Minimum Vesting	43
Section 11.4 Compensation	44
Section 11.5 Inapplicability to Code Section 401(k) Plans	44
Section 11.6 Top-Heavy Definitions	44

Article 16 Withdrawal and Termination	55
Section 16.1 Employer Withdrawal	55
Section 16.2 Transfers of Plan Assets and Plan Mergers	55
Section 16.3 Plan Termination	55
Section 16.4 Suspension and Discontinuance of Contributions and Plan Termination	56
Section 16.5 Liquidation of Trust Fund	56

Article 17 General Provisions	57
Section 17.1 Non-Guarantee of Employment	57
Section 17.2 Manner of Payment	57
Section 17.3 Non-Alienation of Benefits	57
Section 17.4 Amounts Returnable to an Employer	58
Section 17.5 Governing Law	58

Signatures	59
Appendix 1	60
1. Definitions	60
2. Participation under the Murphy Plan	61
3. Transfers of Account Balances	61
4. Vesting	61
5. Withdrawals from ODECO Thrift Plan Accounts	62
6. Investments in Funds	62
7. Withdrawal from Rollover Account	62
8. Forms of Payment	62

Preamble

Effective August 30, 2013, Murphy Oil Corporation spun off its wholly owned subsidiary, Murphy Oil USA, Inc.  The new entity will retain the name Murphy Oil USA, Inc. but will be a wholly owned subsidiary of Murphy USA Inc., an entity unrelated to Murphy Oil Corporation. As a part of this transaction, Murphy Oil Corporation spun off assets from the Thrift Plan for Employees of Murphy Oil Corporation attributable to those individuals employed by Murphy Oil USA, Inc. as of August 30, 2013, and transferred those assets to the new 401(k) plan established by Murphy USA Inc. described below.

Effective August 30,  2013, Murphy USA Inc. hereby adopts the Murphy USA Inc. Savings Plan (the “Plan”).

This Plan is conditioned upon its qualification as profit sharing plan under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended from time to time, with employer contributions being deductible under Section 404 of said Code or any other applicable sections thereof, as amended from time to time.

The terms and conditions of this Plan are as follows.

Article 1Purpose and Definitions

Section 1.1Purpose

The purpose of this Plan is to encourage Employees to save and invest, systematically, a portion of their current Compensation in order that they may have a source of additional income upon their Retirement or Disability, or for their family in the event of death. The benefits provided by this Plan will be paid from the Trust Fund and will be in addition to the benefits Employees are entitled to receive under any other programs of the Employer.

This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the eligible Employees of the Employer and their Beneficiaries. No part of the Trust Fund can ever revert to the Employer or be used for or diverted to any other purpose other than for the exclusive benefit of the Employees of the Employer and their Beneficiaries, except as provided in Section 17.4 hereof.

Section 1.2Definitions

Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates otherwise:

(a)      Affiliated Employer  Any business entity (including an Employer hereunder) that, together with an Employer hereunder, constitutes a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, all as defined in Code Section 414 (subject, however, to the provisions of Code Section 415(h) when applying the benefit limitations of Code Section 415). A business entity is an Affiliated Employer only during the period of such required aggregation with an Employer hereunder.

(b)      Allocation Date  The date as of which contributions are allocated hereunder. Each type of contribution must have at least one Allocation Date per year.

(c)      Beneficiary  A person designated by a Participant to receive benefits hereunder upon the death of such Participant.

(d)         Code  The Internal Revenue Code of 1986, as amended from time to time.

(e)      Committee  The persons appointed to administer the Plan in accordance with Article 12 hereof.

(f)      Compensation  For any period for which an Employee’s Compensation is taken into account hereunder, such Compensation is:

(1)For each salaried Employee, the rate of regular compensation for such period, including overtime but excluding bonuses.

(2)For each hourly Employee, the basic hourly rate for such employee, times the average number of regularly scheduled work hours for such Employee for such period, including overtime but excluding bonuses and other remuneration .

(3)Exclusive of all payments under this Plan and under any other retirement plan or employee benefit plan (including, but not limited to any life insurance, disability insurance, employee savings, wage continuation and hospitalization plans).

(4)Inclusive of any such Employee’s reduction elected under Code Section 125 or 401(k), or, effective January 1, 2001, under Code Section 132(f), in remuneration otherwise counted under (1) or (2) above.

(5)Exclusive of amounts not allowed under Code Section 401(a)(17), as provided in Section 9.1 hereof.

(g)            Contributions  Amounts contributed hereunder for allocation to Participants as follows:

(1)      Matching Employer Contributions  The contributions made by the Employer, which are to be equal to a percentage of the Matched Salary Deferral Contributions of such Employer's Employees, as determined under Section 4.3 hereof.

(2)      Discretionary Employer Contributions  The contributions made by the Employer under Section 4.4 hereof which are determined at the discretion of the Employer without regard to the amount of Matched Salary Deferral Contributions.

(3)      Salary Deferral Contributions  The pre-tax contributions made under Section 4.1 hereof through salary deferral pursuant to Code Section 401(k), which contributions are matched by Matching Employer Contributions to the extent determined under Section 4.3 hereof.

(4)      Profit Sharing Contributions  The contributions made by the Employer under Section 4.5 hereof which are determined at the discretion of the Employer.

(5)      Employee Contributions  The after-tax contributions made by Participants under Section 4.2 hereof (not through salary deferral).

(6)      Rollover Contributions  The contributions made by an Employee under Section 4.6 hereof, which constitute the Employee's eligible rollover distribution (as defined in Code Section 402(c)) from a prior qualified plan.

(7)      Transfer Contributions    The contributions made on behalf of an Employee under Section 4.8 hereof which constitute the Employee’s entire interest transferred from another qualified defined contribution plan.

(8)      Catch-Up Contributions    The pre-tax contributions made under Section 4.1(b) hereof through salary deferral pursuant to Code Section 401(k).

(9)      Qualified Non-Elective Contributions  Employer contributions (other than any matching contributions as defined in Section 401(m)(4)(A) of the Code) which are allocated to a Participant's Qualified Non-elective Contribution Account, which such Participant may not elect to receive in cash until distributed from the Plan and which are subject to the special distribution restrictions set forth in Section 401(k)(2)(b) of the Code or Treasury Regulations issued thereunder:

(A)      Any such Contributions shall be fully vested when made, and

(B)      No such Contribution shall be distributable except under the following circumstances:

(i)      The Participant's retirement, death, disability or Termination of Employment;

(ii)    Termination of the Plan without establishment or maintenance of another Defined Contribution Plan (other than an ESOP or SEP); or

(iii)  In the case of a profit sharing or stock bonus plan, the Participant's attainment of age fifty-nine and one-half (59½).

(h)      Corporation  Murphy USA, Inc.

(i)      Covered Employment  The employment category for which the Plan is maintained, which includes any employment with the Employer as an Employee for which regular stated compensation is received from the Employer (other than a pension, severance pay, contract, retainer or fee under contract) (including Employees on call or a full time basis as consultants) excluding employment (1) as a Leased Employee; (2) in a position covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining unless his inclusion in the Plan has been expressly agreed to by agreement between such person’s Employer and the collective bargaining agent; (3) in a position covered by another thrift Plan of an Affiliated Employer; or (4) as a Retail Business service station/convenience store part-time hourly paid Employee. However, an individual will not be in Covered Employment during any period when the individual’s services performed for the Employer are under an arrangement that the Employer has determined to be a Leased Employee arrangement or an independent contractor arrangement, regardless of whether such individual is subsequently determined to be a common law employee of the Employer.

(j)      Disability  A physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents an Employee from engaging in substantial gainful employment and which qualifies the Employee for payment under the Long-Term Disability coverage maintained on the Employee by the Employer, if any, or under the Social Security Act.

(k)      Effective Date  August 30,  2013,  unless otherwise provided herein.

(l)      Employee  Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered as a common law employee of the Employer or Affiliated Employer (or who would be receiving such remuneration except for an authorized Leave of Absence).

(m)      Employer  The Corporation and any other organization which adopts the Plan in accordance with Article 14 hereof.

(n)      ERISA  The Employee Retirement Income Security Act of 1974, as amended from time to time.

(o)      Individual Account  Each of the accounts maintained by the Committee showing the individual interests in the Trust Fund of each Participant, former Participant, and Beneficiary, as described in Section 5.1 hereof.

(p)      Leased Employee    Any person (other than an employee of the recipient) who provides services to the recipient if such services are provided pursuant to an agreement between the recipient and any other person ("leasing organization"), such person has performed such services for the recipient (or for the recipient and any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of one (1) year, and such services are performed under the primary direction or control of the recipient. A Leased Employee shall be treated as employed by the Employer for purposes of calculating service even if not eligible for participation in the Plan.

(q)      Leave of Absence  Any absence from service authorized by an Employer under such Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Leaves of Absence, and provided further that the Employee returns or retires within the period specified in the authorized Leave of Absence.

(r)      Limitation Year  The year used in applying Code Section 415, which year is the calendar year.

(s)      Participant  An Employee meeting the eligibility requirements for participation set forth in Article 3 hereof who has an Individual Account balance hereunder. If a Rollover Contribution is received hereunder on behalf of an Employee before he has become a Participant hereunder, he shall be deemed a Participant to the extent of his Rollover Account prior to becoming a full Participant hereunder.

(t)      Normal Retirement Date  The sixty-fifth (65th) birthday of a Participant.

(u)      Plan  The Murphy USA Inc. Savings Plan, the Plan set forth herein as amended from time to time.

(v)      Plan Administrator  The Committee.

(w)      Plan Year  Each annual period beginning on January 1 and ending on December 31. The period between August 30, 2013 and December 31, 2013, shall be a short Plan Year.

(x)      Retail Business  The line of business of the Affiliated Employers that includes the retail store operations, separate from the remainder of the business operations of the Affiliated Employers. Employees in the Retail Business include corporate and regional administrative Employees whose services are assigned to the Retail Business, as well as those Employees working in the retail stores of the Retail Business.

(y)      Retirement  Termination of employment with all Affiliated Employers after a Participant has reached his Normal Retirement Date.

(z)      Service  A period or periods of employment of an Employee as described in Article 2 hereof.

(aa)    Trust Agreement  The trust agreement maintained in connection with this plan, as amended from time to time, which constitutes a part of this Plan.

(bb)    Trust or Trust Fund  The fund maintained in accordance with the terms of the Trust Agreement.

(cc)    Trustee  The corporation or individuals appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

(dd)    Valuation Date  The date as of which the Investment Funds are valued and gains or losses allocated, which shall be according to each Investment Fund’s valuation procedures and which must be at least once each year.

Section 1.3Construction

The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context indicates to the contrary.

Article 2Service and Participation Credit

Section 2.1Hour of Service

(a)      Hours of Service Credit Used for All Purposes  An Hour of Service is any hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties (irrespective of whether the employment relationship has terminated) or for certain reasons other than the performance of duties, including any hour for which back pay (irrespective of mitigation of damages) is due, by the Employer or Affiliated Employer.

Such payment for reasons other than the performance of duties must be due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty or Leave of Absence; provided, however, that no Hour of Service need be credited for severance or termination pay or unused vacation pay that is paid after termination of employment or for payments received solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws or for payments received solely for reimbursing the Employee for medical or medically related expenses. It is further provided that no more than five hundred one (501) Hours of Service credit need be given for each single continuous period for which an Employee is paid for reasons other than the performance of duties. The determination of such Hours of Service for the nonperformance of duties shall be in accordance with Section 2530.200b-2(b) of the Minimum Standards Regulations prescribed by the Secretary of Labor.

Hours of Service credit at the rate of forty (40) hours per week shall also be granted for any unpaid period of absence authorized by the Employer in accordance with its uniform Leave of Absence policy for granting such credit.

Service credit with respect to the performance of duties for Employees, such as exempt salaried Employees, for whom hourly records are not maintained shall be granted at the rate of 45 Hours of Service for each week for which the Employee is compensated for the performance of one (1) Hour of Service. Service credit with respect to the nonperformance of duties for such Employees shall be as described above in this Section.

Each Hour of Service earned by an Employee shall be credited to him as of the time when he actually earned such Hour except as otherwise permissible or required under Section 2530.200b-2(c) of the Minimum Standards Regulations prescribed by the Secretary of Labor. In no event will an Employee receive credit for the same Hours of Service more than once.

(b)      Hours of Service Credit Used Only for Purposes of Determining Breaks in Service  Solely for purposes of determining whether an Employee has incurred a one (1) year Break in Service, Hours of Service credit shall be given (if not already given under subsection (a) of this Section) for any absence by reason of pregnancy of the Employee, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child by said Employee, and absence for purposes of caring for such child for a period beginning immediately following such birth or placement.

No more than five hundred one (501) Hours of Service credit need be given for such periods of absence, and the credit given shall be the Hours of Service which otherwise would normally have been credited to such Employee but for such absence. In any case in which hourly records are not maintained, Hours of Service credit shall be given at the rate of eight (8) hours for each day of such absence, or, if other than 8 hours, the rate reflected in the Employee’s normal work schedule.

Said Hours of Service shall be credited in the Plan Year during which said absence began only if the Employee would be prevented from incurring a Break in Service in said year by treating said periods of absence as Hours of Service; however, if said Employee would not incur a Break in Service during said year, such Hours of Service shall be credited in the immediately following year.

Section 2.2Vesting Service

Vesting Service is the period of employment used in determining eligibility for benefits.  An Employee’s Vesting Service credit shall be under the elapsed time method of crediting service, which service shall be:

(a)      His total periods of employment with the Employer or Affiliated Employer thereafter;

(b)      Any period of severance after the Employee quits, is discharged, or retires if he returns to employment with the Employer or Affiliated Employer within twelve (12) months of such severance;

(c)      The first twelve (12) months of any approved absence, including absence by reason of vacation, holiday, sickness, disability, lay-off, and leave of absence, (plus any additional credit which may be called for under the Employer’s approved absence policy or under federal law for military duty);

(d)      The first twelve (12) months of any absence (not already counted under subsection (c) above), by reason of pregnancy of the Employee, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child by such Employee, and absence for purposes of caring for such a child for a period beginning immediately following such birth or placement; and

(e)      If the Employee quits, is discharged, or retires at any time during the first twelve (12) months of any such approved absence, the period of severance after the date he so quits, is discharged, or retires if he returns to employment with the Employer or Affiliated Employer within twelve (12) months of the date when such approved absence began.

A period of employment begins with the performance of the first hour of duty by an Employee during such employment, for which the Employee receives, or is entitled to receive, payment from the Employer or Affiliated Employer and ends with the performance of the last such hour of duty during such employment.

A period of severance begins on the date an Employee quits, is discharged, retires or dies. A year of Vesting Service credit shall be given for each three hundred sixty-five (365) day period, beginning with the first day of employment, which elapses while the Employee is entitled to Service credit under the above provisions of this Section. Appropriate partial year credit will be given for any such period which is less than three hundred sixty-five (365) days in length.

Anything herein to the contrary notwithstanding, with respect to an employee of Murphy Oil USA, Inc. on August 29, 2013, who remains an Employee of Murphy Oil USA, Inc. on August 30, 2013, after such entity is spun off and becomes a subsidiary of Murphy USA, Inc., such Employee’s period of employment for purposes of Vesting Service credit shall include his period of employment with Murphy Oil USA, Inc. prior to the spin off.

Section 2.3Break in Service

For purposes of determining Vesting Service, the elapsed time rules shall be used, under which an Employee shall have an elapsed time one (1) year Break in Service if his employment with the Employer or Affiliated Employer is terminated by reason of his quitting, retiring, or being discharged and he does not return to employment with the Employer or Affiliated Employer within twelve (12) months of such termination.

For purposes of determining an elapsed time one (1) year Break in Service, the following periods of absence shall be deemed to be periods of employment:

The first twelve (12) months of any approved absence described in Section 2.2(c) hereof; and

The first twenty-four (24) months of any absence described in Section 2.2(d) hereof.

The next twelve (12) months of any such absence will constitute an elapsed time one (1) year Break in Service (unless such Employer’s approved absence policy, as applied in a uniform and consistent manner, permits a greater period of absence without causing a one (1) year Break in Service).

Section 2.4Loss of Service

If an Employee who does not have any vested benefit derived from Matching Employer Contributions, Discretionary Employer Contributions or Profit Sharing Contributions hereunder has a termination of employment that results in at least five (5) consecutive years of Breaks in Service that are equal to or greater than the Employee’s years of Vesting Service prior to his latest Break in Service, then he shall lose all his prior Vesting Service. Otherwise, such service shall not be lost.

Article 3Participation Requirements

Section 3.1Participation Originating under this Plan

Each Employee shall become a Participant in this Plan on the first day of the month (i.e., "entry date") on which he:

(a)      is in Covered Employment; and

(b)      has agreed to participation hereunder in the manner prescribed by the Committee.

Provided, however, that employees of Murphy Oil USA, Inc. who are participants in the Thrift Plan for Employees of Murphy Oil Corporation on August 29, 2013, and who remain Employees of Murphy Oil USA, Inc. on August 30, 2013, after such entity is spun off and becomes a subsidiary of Murphy USA Inc., shall become Participants in this Plan on August 30, 2013.

Section 3.2Cessation of Service and Reentry

If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, before he has become a Participant hereunder, he will, following such Break in Service or interruption of Covered Employment, become a Participant on the first entry date specified in Section 3.1 hereof after he meets the requirements for participation specified in Section 3.1 hereof.

If, however, an Employee leaves Covered Employment after having met the participation requirements of Section 3.1 hereof but before his entry date, he will, if he reenters Covered Employment after such entry date but before having a one (1) year Break in Service, become a Participant immediately upon such reentry into Covered Employment.

If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, after he has become a Participant hereunder but before he has any vested benefit hereunder, he will cease his participation in this Plan, but will, immediately following such Break in Service or interruption of Covered Employment, again become a Participant provided he then meets the requirements for participation specified above in this Article. If the Employee does not then meet such requirements, he shall become a Participant on the first entry date specified in Section 3.1 hereof after he does meet such requirements.

If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, after he has a vested benefit hereunder, he will cease his participation in this Plan, but will, immediately following such Break in Service or interruption of Covered Employment, again become a Participant hereunder, provided he is in Covered Employment.

Section 3.3Status during Family or Medical Leave

If an Employee has a family or medical leave in accordance with the Family and Medical Leave Act of 1993, such leave will not cause the Employee to have a Break in Service. Such leave will not count as any type of Service credit or participation hereunder, except as to paid leave, to the extent included in a period of five-hundred one (501) Hours of Service or less counted in accordance with the Hours of Service crediting rules in Article 2, or as to paid or unpaid leave, to the extent included in a period of approved absence not greater than twelve (12) months counted as Service in accordance with the elapsed time Service crediting rules in Article 2.

During such leave the Employee will be deemed an Employee Participant hereunder for purposes of determining the availability of any death benefits or disability benefits otherwise only available to active Employee Participants at date of death or disability.

Section 3.4Status during Military Leave

If an Employee enters qualified military service (in accordance with Code Section 414(u)(5)) and then again becomes an Employee entitled to reemployment rights (as described in Code Section 414(u)), such Employee will not incur a Break in Service and will receive Service credit for all purposes hereunder for such military service.

Such Employee will also receive any non-elective and non-matching Employer contribution that would have been allocated to the Employee hereunder during such military service, if the Employee had been an active Employee Participant. Such Employee will be allowed to make up any contributions that the Employee could have elected hereunder during such military service if the Employee had been an active Employee Participant hereunder and the Employer will make up any matching Employer contribution that would have been made with respect to any such make-up contribution elected by the Participant. Such Employee’s make-up contributions must be made no later than five years after the Employee’s date of reemployment or, if less, the period of time beginning with the Employee’s date of reemployment that is three times such period of qualified military service.

Any duly made make-up contributions received hereunder will be treated as though made during the year(s) to which the contributions relate for purposes of the annual limitations under Code Sections 402(g), 404(a) and 415 and such contributions will be disregarded for purposes of the nondiscrimination requirements under Code Sections 401(a)(4), 401(k) and (m), 410(b) and 416, as allowed under Code Section 414(u).

The Employee’s Compensation will, for purposes of determining any contribution for the period of leave, be deemed to have continued during such military service based on the rate of Compensation the Employee would have received if he had not entered such military service or, if such rate of Compensation is not reasonably certain, based on the Employee’s average Compensation during the twelve (12) month period (or shorter period if less than twelve (12) months) immediately prior to such military service. In addition, in the event the Employer pays differential pay, the differential pay will be included in compensation for purposes of the requirements of Code Section 414(u).

If the Employee should die while in such military service, he will be deemed to have been reemployed at the time of death and entitled to reemployment rights for purposes of determining whether any death benefit would be applicable hereunder and the amount of such a benefit.

If the Employee should become disabled while in such military service and thereby unable to reenter employment hereunder, he will be deemed to have been reemployed at the time of the disability and entitled to reemployment rights solely for the purpose of determining whether any disability benefits hereunder would be available to the Employee.

Article 4Contributions

Section 4.1Pre-Tax Salary Deferral Contributions Elected by Participants

(a)      When he becomes a Participant hereunder and as of such other times as may be permitted under procedures established by the Committee, a Participant shall enter into a salary deferral agreement with his Employer which shall provide that the Participant elects to defer (on a pre-tax basis) a portion of his Compensation, which shall constitute Salary Deferral Contributions hereunder, as applicable. Any such contributions received for a Participant hereunder for any Allocation Date will be allocated to such Participant’s Salary Deferral Account as of such date. The following rules will apply:

(1)      The first six percent (6%) of a Participant’s Compensation as of any Allocation Date that is contributed as a Salary Deferral Contribution as of such Allocation Date hereunder will be eligible to receive a Matching Employer Contribution for such Allocation Date. Any additional Salary Deferral Contribution for the Participant for such Allocation Date will not be eligible to receive a Matching Employer Contribution.

(2)      The Committee may require such contributions to be a whole dollar or a whole percentage of his Compensation.

(3)      Such deferral cannot exceed the dollar limit in Section 9.2 hereof.

(4)      Such deferrals may be made in half percent (.5%) or whole percent increments, not to exceed 25% of Compensation for any Participant.

A salary deferral agreement shall be entered into in accordance with procedures the Committee may prescribe, and shall be effective on a Plan Year basis, provided that changes, suspensions or discontinuance of salary deferrals may be made by the Participant during a Plan Year only if permitted by the Committee, but may be made by the Committee if called for under Section 9.2 or Section 9.3 hereof or if the Employer's deduction limits under Code Section 404(a) would otherwise be exceeded, or if the annual addition limitations under Code Section 415 would otherwise be exceeded as to any Employee. If any Participant fails to make a new election as to salary deferral for any Plan Year, the Committee shall deem his election to be the same as for the prior year.

(b)      Notwithstanding the above, a Participant who has attained age fifty (50) by the end of the calendar year and who has made the maximum amount of Salary Deferral otherwise allowable under the Plan for said Plan Year shall be eligible to make catch-up contributions pursuant to Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations pursuant to subsection (a)(1) of this Section and for purposes of the limitations under Article 10. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Catch-up Contributions shall be made in half percent (.5%) or whole percent increments, not to exceed 75% of Compensation for any Participant. Catch-up contributions shall not be matched unless they otherwise qualify under subsection (a)(1) of this Section.

Section 4.2Employee (After-Tax) Contributions Elected by Participants

When he becomes a Participant hereunder and at such other times as may be permitted under procedures established by the Committee, a Participant, other than a Highly Compensated Employee, may, through payroll deduction (unless the Committee approves another method), elect to make Employee Contributions hereunder (on an after-tax basis). Any such contributions received for a Participant hereunder for any Allocation Date will be allocated to such Participant’s Employee Contribution Account as of such date and will not be subject to any Matching Employer Contributions. The following rules apply:

(a)      Such contributions shall be made in half percent (.5%) or whole percent increments of Compensation for any Participant. Provided, however, that the Committee may require such contributions to be a whole dollar amount or a whole percentage of Compensation.

(b)      Such contribution must meet the contribution percentage test in Section 9.3 hereof, and the Committee may require modifications in order to meet such test.

(c)      The total non-matched Employee Contributions made by a Participant hereunder (including any such contributions made under the Previous Plan) cannot exceed ten percent (10%) of his aggregate Compensation for all such years while he was a Participant hereunder (and under the Previous Plan).

An election to make such contributions shall be made in accordance with procedures the Committee may prescribe and shall be effective on a Plan Year basis, provided that changes, suspensions or discontinuance of contributions may be made by the Participant during a Plan Year only if permitted by the Committee, but may be made by the Committee if called for under Section 9.3 hereof, or if the annual addition limitations under Code Section 415 would otherwise be exceeded as to any Employee. If any Participant fails to make a new election as to his (after-tax) contributions for any Plan Year, the Committee shall deem his election to be the same as for the prior year.

Section 4.3Matching Employer Contributions

The Employer shall contribute a Matching Employer Contribution to the Participant’s Matching Employer Account equivalent to one hundred percent (100%) of the first six percent (6%) of such concurrent Salary Deferral Contribution.

Section 4.4Discretionary Employer Contributions

The Employer has the discretion to make a separate contribution for any Participant (not a Highly Compensated Employee, as defined in Section 9.3) who is a retail store manager in the Retail Business in accordance with the following:

(a)            For the contribution for each Plan Year, (i) the Participant must be in such retail store manager position on any date in such year; and (ii) the contribution for any such Participant shall be such dollar amount or zero, as determined separately for each such Participant by the Employer.

(b)            Notwithstanding the above, the dollar amount of any Participant’s Discretionary Employer Contribution can be rounded down to the nearest $100 to prevent the Participant’s total Annual Addition for the year from exceeding the Code Section 415 limitations described in Section 10.1.

(c)            For purposes of determining the above contribution amounts, employment in a higher level position due to a promotion from the store manager position is treated as a continuation in the store manager position.

(d)            Any such contribution for a Plan Year may be made in a single lump sum or in installments, or part in a single lump sum and part in installments, as determined by the Employer, except that any contribution amount for a Plan Year must be made no later than the deadline for the Employer to deduct such contribution for income tax purposes for such year. Written notification of such separate contributions will be furnished to the Trustee. Any such separate contributions made by an Employer for such Participants for a particular Allocation Date are for allocation to the Participants’ Discretionary Employer Accounts.

(e)            A salaried retail store manager Employee in the Retail Business whose first Hour of Service is on or after August 1, 2003 if the Employee did not receive an offer of employment from the Employer prior to August 1, 2003, or whose first Hour of Service with the Employer is after August 31, 2003, shall not be eligible for a contribution under this Section. Notwithstanding any provision in this Plan to the contrary, a Participant who is or was a salaried retail store manager Employee in the Retail Business will continue to earn Vesting Service with respect to his Discretionary Employer Contribution Account after he is excluded from participation in this Plan.

Section 4.5Profit Sharing Contributions

(a)      General    Profit Sharing Contribution Account means the Account of a Participant reflecting Profit Sharing Contributions, forfeitures, investment income or loss allocated thereto and distributions. A Participant’s Profit Sharing Contribution Account is subject to the vesting schedule in Section 7.4.

(b)      Employer Contributions  Each Plan Year, the Employer may, within the time prescribed by law for making a deductible contribution, make a Profit Sharing Contribution to the Trust. For a given Plan Year, the Profit Sharing Contribution, if any, made by the Employer for such Plan Year will be determined and authorized at the discretion of the Employer’s Board of Directors or its delegate.

(c)      Amount of Contribution    Such Profit Sharing Contribution will be equal to the amount obtained by multiplying the applicable percentage determined from the table below, by the eligible Participant’s Compensation for the Plan Year. The applicable percentage will be determined from the table below, based on the sum of the eligible Participant’s attained whole years of age and attained whole years of Vesting Service, both determined as of the first day (January 1) of the Plan Year for which the contribution is being made.  The preceding sentences of this Subsection shall also apply to the short Plan Year beginning August 30, 2013, and ending December 31, 2013.

Age + Years of Vesting Service	Applicable Percentage of Compensation
Less than 50	5.0%
50 but less than 70	7.0%
70 and higher	9.0%

Provided, however, that with respect to any eligible Participant under this Section who was an “eligible employee” (as such term is defined in Appendix 2 to the Retirement Plan of Murphy Oil Corporation), the table set forth above shall not apply and such Participant shall be entitled only to a Profit Sharing Contribution equal to 5.0% multiplied by such eligible Participant’s Compensation for the Plan Year.

(d)      Compensation    Solely for purposes of this Section 4.5, Compensation means the base remuneration paid to an eligible Employee by the Employer for personal services as reported on the Employee’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), plus the amount of annual bonus, if any, but no other form of bonus. Overtime, commissions and any other form of extra, special or extraordinary payments (other than the annual bonus) shall be excluded.

For purposes of determining an eligible Employee’s Compensation under this Section 4.5, any election by such eligible Employee to reduce his regular cash remuneration under Code Sections 125, 401 (k) and 132(f) shall be disregarded. In addition, Compensation during the Plan Year shall be limited to two hundred thousand dollars ($200,000) or such other amount as determined pursuant to Code Section 401(a)(17).

If an Employee enters the Plan on an entry date (as defined in Section 3.1) other than the first day of a Plan Year, the Employee's Compensation that will be considered pursuant to this Section 4.5 shall be the Compensation actually paid to the Employee during the entire Plan Year.

(e)      Eligibility    For purposes of participating in the allocation of Profit Sharing Contributions, a Participant will become eligible on the entry date (as defined in Section 3.1)  coinciding with or next following the completion of one year of Vesting Service.

For a given Plan Year, a Participant who has completed one year of Vesting Service is eligible to receive an allocation of Profit Sharing Contributions if the Participant is employed on the last day of the Plan Year. A Participant will be deemed to be employed on the last day of the Plan Year for which the contribution is made if the Participant terminates employment during the Plan Year due to (i) retirement after attaining his Normal Retirement Date,  (ii) Disability or (iii) death.

A  Participant who has completed one year of Vesting Service and transfers to or from Covered Employment during a given Plan Year is eligible to receive an allocation of Profit Sharing Contributions based on the participant’s Compensation earned while under Covered Employment.

(f)      Application of Forfeitures  Forfeitures from a Participant's Profit Sharing Contribution Account will reduce future Profit Sharing Contributions under the Plan and/or be used to pay reasonable Plan expenses.

Section 4.6Rollover Contribution

When an individual becomes an Employee in Covered Employment who has become, or is expected to become, a Participant hereunder, he may, but only with Committee consent, contribute, or cause to be contributed, to this Plan any eligible rollover distribution (as described in Code Section 402(c)) he has received, or which is available to him, under another eligible retirement plan (as described in Code Section 402(c)). Eligible retirement plans include qualified plans under Code Section 401(a), individual retirement accounts under Code Section 408(a), individual retirement annuities under Code Section 408(b), annuity plans under Code Section 403(a), annuity contracts under Code Section 403(b), and eligible deferred compensation plans of governmental employers under Code Section 457(b).

Such contribution must be either a "rollover" contribution in accordance with Code Section 402 or be made by a direct trust-to-trust transfer and shall only be made in accordance with Committee guidelines. Such contribution is for allocation to the Employee's Rollover Account as of the Allocation Date for which the contribution is received hereunder. No such transfer shall be permitted however, if the amount to be transferred carries with it qualified joint and survivor annuity requirements in accordance with Code Section 401(a)(11).

Section 4.7Qualified Non-Elective Contributions

To the extent necessary to satisfy the Code Section 401(k)(3) limits with respect to Salary Deferral Contributions or the Code Section 401(m) limits with respect to Employee Contributions or the Code Section 401(a)(4) nondiscrimination requirements, the Corporation, in its sole discretion, may determine whether a Qualified Non-Elective Contribution shall be made to the Plan for a Plan Year and, if so, the amount to be contributed.  The Qualified Non-Elective Contributions, if any, made with respect to a Plan Year shall be allocated among and credited to the Qualified Non-Elective Contribution Accounts of all Participants who are eligible for Salary Deferral Contributions and/or Employee Contributions and/or Profit Sharing Contributions, as applicable, for the Plan Year under any method acceptable under the Code and Regulations.

Section 4.8Transfer Contributions

If one or more Employees who participated in another employer’s defined contribution plan that satisfies the requirements of Code Section 401(a) becomes an Employee of an Employer, at such time as the Employee becomes a Participant in the Plan, the Plan and Trustee shall, if directed to do so by the Committee, accept a direct transfer of assets from such other defined contribution plan representing such transferred Participant’s total account balances in the other defined contribution plan, provided that the transferor plan satisfies the requirements of Code Section 401(a).

Article 5Maintenance of Individual Accounts

Section 5.1Establishment of Individual Accounts

The Committee shall create and maintain adequate records to reflect at all times the interest in the Trust Fund of each Participant. Such records shall be in the form of separate Individual Accounts for each Participant who has an interest in the Trust Fund, such accounts to be referred to as follows:

(a)      Matching Employer Contribution Account  The account representing Matching Employer Contributions and gains or losses allocable thereto.

(b)      Discretionary Employer Contribution Account  The account representing Discretionary Employer Contributions and gains or losses allocable thereto.

(c)      Profit Sharing Contribution Account  The account representing Profit Sharing Contributions and gains or losses allocable thereto.

(d)      Salary Deferral Account  The account representing Matched and Non-matched Salary Deferral Contributions (including Catch-Up Contributions) and gains or losses allocable thereto.

(e)      Employee Contribution Account  The account representing after-tax Employee Contributions and gains or losses allocable thereto.

(f)      Rollover Account  The account representing Rollover Contributions and gains or losses allocable thereto.

(g)      Transfer Account  The account representing Transfer Contributions and gains or losses allocable thereto.

(h)      Qualified Non-Elective Contribution Account  The account representing Qualified Non-Elective Contributions and gains or losses allocable thereto.

Credits and charges shall be made to such accounts in the manner herein described. The Individual Accounts are primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account by the Trustee shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date when paid.

Section 5.2Investment Options

The Committee will establish two or more Investment Funds hereunder into which contributions and accounts will be invested. One such fund will be the Murphy USA, Inc. Common Stock Fund. Investments in such funds will be as follows:

(a)      Investment Direction as to Contributions  Any contribution allocated to a Participant's account hereunder will be invested in the Investment Fund (or

Funds) designated by the Participant in accordance with Committee guidelines. All contributions for which no such designation is duly made shall be invested in the Investment Fund(s) designated by the Committee for this purpose.

(b)      Change of Investment Directions  Any direction duly made by a Participant for investment of contributions made to his Individual Accounts under this Plan shall be deemed to be a continuing direction until changed. A Participant may change his investment direction for future contributions, but such a change may be made only in accordance with Committee guidelines.

(c)      Shifts in Investments  A Participant may direct that all or any part of his Individual Account in any Investment Fund or Funds be shifted into any other Investment Fund or Funds, but such a shift may be made only in accordance with Committee guidelines.

Section 5.3Allocation of Gains and Losses

Each Investment Fund’s gains or losses shall be allocated among its individual accounts as of each Valuation Date in accordance with such fund’s valuation and allocation procedures.

Section 5.4Allocation of Forfeitures

After a forfeiture is available in accordance with Section 7.5 hereof, such forfeiture shall be applied by the Employer as soon as practicable to reduce future Employer contributions by an amount equal to the forfeiture. Forfeitures from Discretionary Employer Contribution and Profit Sharing Contribution Accounts will reduce future Discretionary Employer Contributions or Profit Sharing Contributions, as determined by the Committee. Alternatively, such forfeiture may be used to pay reasonable expenses of the Plan, as determined by the Committee.

Section 5.5Notification to Participants

At least once quarterly the Committee shall advise each Participant for whom an Individual Account is held hereunder the then value of such account.

Article 6Withdrawals and Loans during Employment

Section 6.1Certain Procedures for All Withdrawals

All account withdrawals during the Participant’s employment with the Employer or Affiliated Employer must be requested in accordance with Plan guidelines, which may include reasonable timing restrictions, as well as reasonable minimum or rounded amounts.

Section 6.2Withdrawals from Employee Contribution Account

A Participant who duly requests an in-service withdrawal from his Employee Contribution Account shall designate and receive the amount to be withdrawn with a minimum of $250. Should such account balance be less than $250, then the Participant must elect the entire of such account balance to receive a withdrawal. A Participant who has made an in-service withdrawal pursuant to this provision may not do so again during the period of 12 months next following the month in which such withdrawal is effective.

Section 6.3Withdrawals from Matching Employer Contribution Accounts after Vesting of Matching Employer Contributions

A Participant who duly requests an in-service withdrawal from his Matching Employer Contribution Account after he shall have acquired a vested right to such account shall, subject to the approval of the Committee, receive the value of such Matching Employer Account, but only after the Participant has attained age 59-1/2.

Section 6.4Withdrawals from Rollover Account

A Participant who duly requests an in-service withdrawal from his Rollover Account shall designate and receive all or any portion of the Participant's Rollover Account.

Section 6.5Withdrawals from Salary Deferral Account

A Participant who duly requests an in-service withdrawal from his Salary Deferral Account shall designate and receive all or any portion of the Participant's Salary Deferral Account, but only (a) upon a finding by the Committee that hardship exists with respect to that Participant pursuant to Section 6.7; or (b) at any time after the Participant reaches age 59½.

Section 6.6Withdrawals from Profit Sharing Contribution Account

A Participant who duly requests an in-service withdrawal from his Profit Sharing Contribution Account after he shall have acquired a vested right to such account shall, subject to the approval of the Committee, receive the value of such Profit Sharing Contribution Account, but only after the Participant has attained age 59-1/2.

Section 6.7Hardship Withdrawals

In order to receive a hardship withdrawal a Participant must show that (i) the Participant has an immediate and heavy financial need, and (ii) the withdrawal is necessary to satisfy such need. The following rules apply:

(a)      Immediate and Heavy Financial Need  An immediate and heavy financial need shall be deemed to exist with respect to a Participant only if the withdrawal request is on account of any of the reasons set forth in subparagraphs (1) through (6) below:

(1)      Expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for these persons to obtain medical care described in Code Section 213(d).

(2)      Purchase (excluding mortgage payments) of a principal residence for the Participant.

(3)      Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B).

(4)      The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

(5)      Payments of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B).

(6)      Expenses for the repair of damage to the Participant’s principal resident that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(7)      Such other financial need as the Committee, in accordance with Code Section 401(k) and the regulations promulgated thereunder, determines is immediate and heavy based on all relevant facts and circumstances.

(8)      Such other events as may be determined by the Internal Revenue Service or the Committee.

(b)      Necessity of Withdrawal to Satisfy Immediate and Heavy Financial Need  A hardship withdrawal request shall be deemed to be necessary to satisfy an immediate and heavy financial need only if all of the following conditions are satisfied:

(1)      The amount of the withdrawal request is not in excess of the immediate and heavy financial need of the Participant. The amount of immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(2)      The Participant has obtained all distributions, other than hardship distributions from his Salary Deferral Account, and all nontaxable loans currently available from all plans maintained by the Employer or Affiliated Employers.

(3)      The Participant's right to make Salary Deferral Contributions and other contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers is (and shall be) suspended for six (6) months following the hardship distribution.

In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew.

(c)            Source of Salary Deferral Hardship Withdrawal  In the event of a hardship withdrawal from a Participant’s Salary Deferral Account, such withdrawal may only be made from Salary Deferral Contributions and not from earnings on such contributions.

(d)            Other Procedures  The Committee may establish procedures to be followed in making such withdrawals, including minimum amounts of withdrawals and the number of withdrawals to be permitted each year. Upon Committee approval, such withdrawal shall be paid as soon as practicable.

Section 6.8Withdrawals from Discretionary Employer Contribution Account after Vesting

A Participant who duly requests an in-service withdrawal after he has acquired a vested right to his Discretionary Employer Contribution Account shall designate and receive the amount to be withdrawn, provided that the Committee may establish minimum amounts and guidelines for this purpose uniformly applicable to all Participants with Discretionary Employer Contribution Accounts.

Section 6.9Participant Loans

Loans to Participants shall be permitted only at the sole discretion of the Committee and shall only be granted in accordance with the following provisions, applied in a uniform and nondiscriminatory manner.

(a)      Loan Status  Each such Participant’s loan shall be an investment of such Participant’s account and the interest and principal paid on such loan shall be credited only to such Participant’s account. While such investment exists, the portion of the Participant’s account invested in such loan shall be disregarded when other Trust gains or losses are allocated among Individual Accounts hereunder. If the Participant’s Individual Account is invested in more than one investment fund (or funds), the Committee shall determine from which investment fund (or funds) the investment in such Participant’s loan shall be made.)

(b)      Loan Application  Any Participant’s application for a loan shall be in accordance with procedures established by the Committee.

(c)      Loan Restrictions  The Committee may, in its sole discretion, determine that no loans will be granted to any Participants or may at any time cease granting any further loans. The Committee may, in its sole discretion, determine that loans to Participants will be granted only for certain designated reasons or only up to certain designated amounts. In no event will any loan to a Participant hereunder, together with prior outstanding loans to such Participant hereunder, exceed the lesser of:

(1)      Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of (i) the highest outstanding balance of loan(s) from the Plan to such Participant during the one (1) year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loan(s) from the Plan to such Participant on the date on which such loan was made, and

(2)      One-half (½) of the Participant’s vested interest hereunder.

In addition, loans may not be sourced from a Participant’s Profit Sharing Contribution Account.

(d)      Accounts as Collateral  Up to one-half (½) of the vested accounts of any Participant receiving a loan hereunder shall serve as collateral regardless of any other security pledged in conjunction with such loan.

(e)      Rate of Interest  Interest on Participant loans shall be charged at a reasonable and fair rate based on the then prevailing rates charged by reputable financial institutions.

(f)      Repayment – Collection  Any such loan or loans shall be repaid by the Participant within such time and in such manner as the Committee shall determine, but in any event within five (5) years (except as to loans used to acquire any dwelling which is, or within a reasonable time will become, the Participant’s principal residence); provided, however, substantially level amortization of such loan (with payments not less frequently than quarterly), shall be required over the term of the loan. In the event that the Participant does not repay such loan within the time prescribed, the Committee may deduct the total amount of such loan or any portion thereof from the Individual Account amount pledged as collateral under subsection 0 above and if such amount is not sufficient to repay the remaining balance of any such loan, such Participant shall be liable for and continue to make payments on any balance still due from him. The Committee may allow nonpayment during certain leaves of absence and grant certain specified grace periods for making late payments, to the extent allowed under Code Section 72(p) and relevant guidelines thereunder.

Article 7Retirement, Death, Disability, Other Termination of Employment, Forfeitures and Restorations and Age 70½

Section 7.1Retirement Benefit

Upon his Normal Retirement Date while an Employee, a Participant shall have a fully vested and non-forfeitable interest in his entire Individual Accounts. Distribution will be made upon his retirement, at the time and in the manner provided in Article 8 hereof.

Section 7.2Death Benefit

Upon the death of a Participant, his designated Beneficiary, or Beneficiaries, (described below) shall be entitled to the entire balance of the Participant’s Individual Accounts. Payment shall be made at the time and in the manner provided in Article 8 hereof.

Each Participant and former Participant may, from time to time, designate one (1) or more primary Beneficiaries and contingent Beneficiaries to receive benefits payable hereunder in the event of the death of such Participant or former Participant. If a married Employee wishes to designate someone other than his spouse to be a primary Beneficiary, such designation will not become effective unless his spouse (if his spouse can be located) consents in writing to such designation, acknowledges the effect of such designation and has such consent and acknowledgment witnessed by a Plan representative or a notary public. Such designation shall be made in writing upon a form provided by the Committee and shall be filed with the Committee. The last such designation filed with the Committee shall control. If the spouse duly consents to the designation of another beneficiary and to future changes in such designation, then spousal consent is not needed for any such future changes.

If a Participant or former Participant dies without a Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the amount, if any, remaining in such Participant's Individual Account shall be paid to the following, with priority as follows:

(1)      the Participant's surviving spouse;

(2)      the Participant's children and children of deceased children, per stirpes;

(3)      The Participant's parents;

(4)      The Participant's brothers and sisters, or if deceased, the children of such brothers and sisters, per stirpes;

(5)      The Participant's estate.

A certified copy of a death certificate shall be sufficient evidence of death and the Committee shall be fully protected in relying thereon. The Committee may accept other evidence of death at its own discretion.

Section 7.3Disability Benefit

In the event of the Disability of a Participant, he shall be entitled to the entire balance of his Individual Accounts. Payments shall be made at the time and in the manner provided in Article 8 hereof.

Section 7.4Other Termination of Employment

If a Participant's employment with all Affiliated Employers shall terminate prior to his Normal Retirement Date, death, or Disability as described above, such Participant shall be entitled to such benefits as are described below. Payment shall be made at the time and in the manner provided in Article 8 hereof.

Such a Participant shall be entitled to the entire balance in all of the Participant's Individual Accounts, except his Discretionary Employer Contribution Account and Profit Sharing Contribution Account, if any. The "vested percentage" of his Discretionary Employer Contribution Account and Profit Sharing Contribution Account, if any,  shall be determined in accordance with the following schedules:

(a)            As to Profit Sharing Contribution Accounts:

Completed Years of Vesting Service	Vested Percentage
Less than 3 years	0%
3 or more years	100%

(b)            As to Discretionary Employer Contribution Accounts:

Completed Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 or more years	100%

For purposes of this Section, a Participant’s pre-tax salary deferral contributions, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions may be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Section 7.5Forfeitures and Restorations

A Participant to whom Section 7.4 is applicable shall, immediately upon termination of his employment, forfeit any amount in his Profit Sharing Contribution Account and Discretionary Employer Contribution Account, if any, to which he is not entitled thereunder and the amounts thus forfeited shall no longer be part of his Individual Accounts but shall remain in the Trust Fund and shall, as soon as practicable, be released for reallocation hereunder. If such former Participant resumes Covered Employment before having a five (5) year Break in Service, a special contribution, equal to the forfeited amount, will be made to restore such forfeited amount (without adjustment for gains or losses) to the applicable account, or accounts, except that no such restoration will be made to his Profit Sharing Contribution Account or Discretionary Employer Contribution Account unless he makes any repayment required in the following paragraph. Such special contribution shall, to the extent possible, be made from any Participants' forfeitures then available for allocation hereunder and, to the extent such forfeitures are not sufficient, such special contribution shall be made by the Employer.

In order to receive the restoration to the Participant’s Profit Sharing Contribution Account or Discretionary Employer Contribution Account, as described in the above paragraph, the Participant must, after his reentry into Covered Employment, and before he incurs five (5) consecutive one year Breaks in Service and within five (5) years of his reemployment with an Employer, repay to this Plan the amount of any distribution he received on account of his prior termination of employment.

Any Participant who is zero vested in his Profit Sharing Contribution Account or Discretionary Employer Contribution Account at the time of his termination of employment and receives a distribution of the Profit Sharing Contribution Account or Discretionary Employer Contribution Account will be deemed to have received a distribution of his Profit Sharing Contribution Account or Discretionary Employer Contribution Account in the Plan.

Section 7.6Attainment of Age 70½

After attainment of age 70½ by a Participant who is a 5% owner (as defined in Code Section 416) or, if not a 5% owner, who attained age 70½ prior to January 1, 2001, such Participant's Individual Accounts will be subject to distribution beginning no later than the April 1st of the year following the year in which the Participant attained age 70½, as provided in Section 8.1 hereof.

Article 8Time and Methods of Payment

Section 8.1Time of Payment

Payment of any Participant's Individual Account shall be available after such account becomes distributable under Article 7, subject to the following:

(a)      In no event shall payment be later than sixty (60) days after the close of the Plan Year in which the Participant's employment with all Affiliated Employers terminates (for whatever reason) or, if later, in which the Participant attains his Normal Retirement Date unless delay in payment beyond age 70½ is elected below.

(b)      A former Employee who has not attained his Normal Retirement Date will receive distribution as soon as practicable after his Normal Retirement Date unless he elects earlier payment or elects later payment no later than the April 1st in the calendar year following the calendar year when the Employee attains age 70½.

(c)      A former Employee who has attained his Normal Retirement Date will receive payment as soon as practicable unless he elects later payment no later than the April 1st in the calendar year following the calendar year when the Employee attains age 70½.

(d)      If an active in-service Employee’s Individual Accounts become distributable due to the Employee’s attainment of age 70½, then distribution of his Individual Accounts will start no later than April 1st of the calendar year following the calendar year in which such Participant attained age 70½, regardless of whether he has actually retired, except that, as to any non 5% owner, such distribution will commence only if the Employee duly elects to start the receipt of payment while an active in-service Employee. Any additional amounts subsequently credited to any such Individual Account in pay status will be distributed (or commence to be distributed if applicable under this Article) in the calendar year following the calendar year when credited. Any non 5% owner Employee, whose distributions commenced prior to the Effective Date due to the Employer’s attainment of age 70½, may elect to delay any further distribution until such Employee’s Retirement.

(e)      If a Participant’s Individual Accounts become payable due to the Participant’s death, distribution to the applicable Beneficiary (or Beneficiaries) will be made as soon as practicable; provided, however, that if the solely designated Beneficiary is the surviving spouse of the Participant, the surviving spouse may delay distribution until December 31 of the calendar year in which the Participant would have attained age 70½.

(f)      Notwithstanding the above, automatic distribution of small amounts will be made under Section 8.3. In addition, the provisions of this Section 8.1 are subject to the provisions of Section 8.5.

Section 8.2Method of Payment

When benefits become payable, the distributee may (subject to the following Sections of this Article) elect that such benefits shall be paid in one of the following ways:

(a)      As to Participants

(i)      Lump sum.

(ii)    Substantially level installments. Such installments may be made annually, quarterly or monthly, and the period of payment must in no event exceed the period of life expectancy of the Participant, or of the Participant and his Beneficiary, determined at the date installments commence and recalculated each year thereafter. (If installments are made to an Employee age 70½ under Section 8.1(d) above, any subsequent additions to his accounts will be distributed over the remaining number of such installments.) A Participant may change the length of the installment payout subject to the rules contained in Code Section 401(a)(9) and the final regulations thereunder.

(iii)  A Participant eligible for such level annual installments may elect such installments for all of his Individual Accounts.

(iv)    Any Participant receiving installments may at any time elect a lump sum in lieu of any further installments.

(b)      As to Beneficiary, or Beneficiaries, upon Participant’s Death

(i)      If a Participant dies with a surviving spouse Beneficiary after receiving partial distribution of his Individual Account under subsection (a) above, the balance will, if such spouse so elects, continue to be distributed as rapidly as under the method applicable to the Participant at his death; otherwise, the balance will be distributed as soon as practicable in a lump sum.

(ii)    If a Participant dies before his distribution commences, the lump sum and installment options described above for a Participant will be available, except that installments cannot be over a period greater than the Beneficiary's life expectancy, (or oldest Beneficiary’s life expectancy if there is more than one Beneficiary), and if payable to a Beneficiary which is not a natural person or not designated by the Participant, the balance of his Individual Account will be distributed only in a lump sum. Payment will be made as soon as practicable after the Participant's death.

(c)      Cash,  Employer Stock or In-Kind  All distributions will be in cash except as follows:

(i)      Distributions from the Murphy USA, Inc. Common Stock Fund will, if elected by the payee be in full shares, with any fractional share in cash.

(ii)    Distributions may be made in Fund Shares of marketable securities (as defined in Code Section 731(c)(2)) at the election of the Participant, pursuant to the qualifying rollover of such distribution to a Fidelity Investments individual retirement account. A Fund Share means the share, unit, or other evidence of ownership in a permissible investment.

(d)      Direct Rollovers  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(1)      For purposes of this Subsection, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any hardship distribution.

(2)      A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Code Section 408(a)or (b), (2) a Roth IRA described in Code Section 408A(b),  (3) to a qualified plan described in Code Section 401(a) or (4) to an annuity contract described in Code Section 403(a); provided that the plans in (3) and (4) agree to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. The portion described in the preceding sentence may also be transferred to an annuity contract described in Code Section 403(b), provided the separate accounting requirements in the preceding sentence are satisfied.

(3)      For purposes of this Section, an eligible retirement plan is (A) an individual retirement account described in Section 408(a) of the Code; (B) an individual retirement annuity described in Section 408(b) of the Code other than an endowment contract; (C) an annuity plan described in Section 403(a) of the Code; (D) an annuity contract described in Section 403(b) of the Code; (E) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and

(4)      which agrees to separately account for amounts transferred into such plan from the Plan; (F) a qualified trust described in Section 401(a) of the Code; or (G) a Roth IRA described in Section 408A(b) of the Code, any of which accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

            However, in the case of an eligible rollover distribution to a non-Spouse Beneficiary, an eligible retirement plan is only an individual retirement account or individual retirement annuity described in Sections 408(a) or 408(b) of the Code, or a Roth IRA described in Section 408A(b) that is an inherited retirement account or annuity under Code Section 408.

(5)      For purposes of this Subsection, a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. The term “distributee” also includes a non-spouse Beneficiary of an Employee or former Employee.

(6)      A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

In the event distribution is delayed or in the event distribution is in installments, the allocation of gains or losses described in Section 5.3 hereof shall continue to be applicable to the Individual Accounts until fully distributed.

Section 8.3Small Balance Cashouts

If, when first available for distribution by reason of any termination of employment or in-service distribution after age 70½ to a 5% owner, or to a non 5% owner electing such in-service distribution, the total non-forfeitable balance in a Participant's Individual Accounts is equal to or less than One Thousand Dollars ($1,000), such balance will automatically be distributed as soon as practicable to him (or his Beneficiary, or Beneficiaries, in the case of the Participant's death) in a lump sum, subject to the direct rollover option in Section 8.2 hereof; provided, however, that if such distribution is to be made to the Participant’s Beneficiary or Beneficiaries, the small balance dollar amount shall be Five Thousand Dollars ($5,000) and provided that for purposes of determining if the present value of a Participant’s account balance is more than five thousand dollars ($5,000) shall be excluded. For purposes of determining if the vested value of the Rollover Account is more than one thousand dollars ($1,000), the Rollover Account shall be excluded. If when first available for distribution as described above a Participant’s non-forfeitable balance was greater than such small balance dollar amount and the Participant’s distribution was delayed to a later date, then such automatic small balance lump will apply at the later date when distribution is to be made if the balance then does not exceed such small balance dollar amount.

Section 8.4Minority or Incompetency

During the minority or incompetency of any person entitled to receive benefits hereunder, the Committee may direct the Trustee to make payments or distributions to the guardian of such person, or other persons as may be directed by the Committee. Neither the Committee nor the Trustee shall be required to see to the application of any payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.

Section 8.5Minimum Distribution Requirements

The Individual Account of all Participants must be distributed or commence to be distributed no later than April 1 following the calendar year in which such individual attains age seventy and one-half (70½). However, if the Participant was not a five percent (5%) owner, distributions to said Participant must commence no later than the April 1 following the calendar year in which the later of termination of employment or age seventy and one-half (70½) occurs, or the Participant becomes a five percent (5%) owner. Moreover, any distribution required under the incidental death benefit requirements of Code Section 401(a)(9)(G) shall be treated as a distribution required under Code Section 401(a)(9).

Distributions under this Section shall be determined pursuant to Code Section 401(a)(9) and the final regulations thereunder (Treasury Regulations 1.401(a)(9)-1 through 1.401(a)(9)-9), overriding any inconsistent distribution options in the Plan.

Article 9Code Sections 401(a)(17), 402(g), 401(k) and 401(m) Limitations

Section 9.1Compensation Dollar Limitation

Notwithstanding anything to the contrary in this Plan, Compensation for any Plan Year shall not include any amounts in excess of Two Hundred Thousand Dollars ($200,000) (or such other amount as may be permitted under Code Section 401(a)(17)).

Section 9.2Salary Deferral Dollar Limitation

A Participant shall not be permitted to have Salary Deferral Contributions in any calendar year in excess of the amount as provided for pursuant to Code Section 402(g) including the cost-of-living adjustment set forth in Code Section 402(g). If a Participant's Salary Deferral Contributions hereunder should exceed such amount in any taxable year of the Participant, the excess (with applicable gains or losses thereon for the year) shall be distributed to the Participant. If the Participant also participates in another elective deferral program (within the meaning of Code Section 402(g)(3)) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4) provided it is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Members’ Individual Accounts and reduced by any deferrals distributed or reclassified pursuant to this Section) shall be distributed to the Participant after reduction by any excess contribution already distributed for such year under Section 9.3(b) hereof; provided that if such other plan is maintained by the Employer or an Affiliated Employer, the Member shall be deemed to have provided such notification. Any distribution under this Section shall be made to the Participant no later than the April 15th immediately following the close of the Participant's taxable year for which such contributions were made. The method of determining the earnings to be distributed shall be determined in accordance with Section 9.3; provided that no gap period earnings are required to be distributed under this Section.

Section 9.3Deferral and Contribution Percentage Tests

(a)            Highly Compensated Employee

(1)      For purposes of this Section, the term Highly Compensated Employee shall mean any Employee who,

(i)      during the Plan Year of determination or the immediately preceding Plan Year was at any time during such year(s) a five percent (5%) owner (as defined in Code Section 416(i)(1)); or

(ii)    who during the Plan Year immediately preceding the Plan Year of determination received compensation (as defined below) from the Affiliated Employers in excess of Eighty Thousand Dollars ($80,000) (subject to increase under Code Section 414(q)(1)) and was in the top twenty percent (20%) of the Employees of all Affiliated Employers (when ranked on the basis of compensation paid during such year); excluding, however, for purposes of determining the top twenty percent (20%):

(A)      Employees who have not completed at least six (6) months of service;

(B)      Employees who normally work less than seventeen and one-half (17½) hours per week;

(C)      Employees who normally work during not more than six (6) months during any Plan Year;

(D)      Employees who have not attained age twenty-one (21);

(E)      Employees covered under a collective bargaining agreement (to the extent permitted in appropriate regulations); and

(F)      Employees who are nonresident aliens and who receive no earned income (as defined in Code Section 911(d)(2) which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

(2)      For purposes of determining Highly Compensated Employees, the term “compensation" shall have the same meaning as in Code Section 415(c)(3), including salary reductions under Code Sections 125, 402(g)(3), 457 and 132(f).

(3)      For purposes of this Section, former Employees shall be treated as Highly Compensated Employees, if:

(A)      such an Employee was a highly compensated Employee upon termination of employment with the Affiliated Employers; or

(B)      such an Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

However, former Employees are disregarded if determining the top twenty percent (20%) described above.

(b)      Percentage Limits     If the Plan should not satisfy the criteria to be a safe harbor Plan in any Plan Year the Committee shall, in accordance with this Section, apply (i) the actual deferral percentage test (“401(k) test”) as to any pre-tax salary reduction contributions received hereunder for such year in accordance with Code Section 401(k), and (ii) the actual contribution percentage test (“401(m) test”) as to any after-tax employee contributions and matching employer contributions received hereunder for such year in accordance with Code Section 401(m). As to said 401(k) contributions and separately as to said 401(m) contributions, the Committee shall, each Plan Year, determine:

(1)      The "contribution percentage" for each Employee who is then eligible for such type of contributions, which shall be the ratio of the amount of such contributions made for such Employee for such Plan Year to the Employee's compensation while a Participant for such Plan Year, or for the entire Plan Year, as determined by the Committee. However, to the extent determined by the Committee, (i) pre-tax salary deferral contributions for a year may be taken into account as though they were matching employer contributions in performing the 401(m) test and if so taken into account shall not be taken into account in performing the 401(k) test or (ii) matching employer contributions for a year may be taken into account or though they were pre-tax salary reduction contributions in performing the 401(k) test and if so taken into account shall not be taken into account in performing the 401(m) test, or (iii) special contributions (qualified non-elective contributions) may be taken into account in performing the 401(k) or 401(m) test. The compensation used for determining contribution percentages for any year shall be defined uniformly for all Employees and any such definition must be allowed for this purpose under Code Sections 414(s) and 401(a)(17).

(2)      The "highly compensated contribution percentage", which shall be the average of the "contribution percentages" for all eligible Highly Compensated Employees.

(3)      The "non-highly compensated contribution percentage", which shall be the average of the "contribution percentages" for all Employees then eligible who were not included in the "highly compensated contributions percentage" in (2) above.

In no event shall the "highly compensated contribution percentage", as to each type of contributions, exceed the greater of:

(A)      a contribution percentage equal to one and one-fourth (1-1/4) times the applicable "non-highly compensated contribution percentage" for the current Plan Year; and

(B)      a contribution percentage equal to two (2) times the applicable "non-highly compensated contribution percentage" for the current

Plan Year  but not more than two (2) percentage points greater than the applicable "non-highly compensated contribution percentage" for the current Plan Year.

Disproportionate Matching Contributions and qualified non-elective contributions (if any), as determined pursuant to the regulations under Code Section 401(m), shall not be taken into account in determining a Participant’s contribution percentage applicable to Matching Employer contributions and qualified non-elective contributions (if any.)

If the above percentage test would otherwise be violated as of the end of the Plan Year as to any of the types of contributions, then any Highly Compensated Employee’s excess contribution that is to be distributed, as determined below, shall (with allocable gains or losses thereon for the Plan Year) be distributed to such Participant, or forfeited to the extent such amount is not vested hereunder, within two and one-half (2½) months following the close of the Plan Year for which such contribution was made. In addition to such excess contributions, the Plan shall distribute allocable gains and losses for the Plan Year, computed using any reasonable method that satisfies Code Section 401(a)(4), provided that it is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year and provided that it is used by the Plan for allocating income or loss to Members’ Accounts.

The total excess contributions amount is determined as to each type of contribution on the basis of the contribution percentages of the Highly Compensated Employees with the highest contribution percentages, beginning with the highest percentage and reducing downward to each next highest percentage but not reducing below the percentage that results in a “highly compensated contribution percentage” equal to the maximum allowed. All of the contributions determined on this basis to be in excess of the maximum constitute the total excess contributions amount required to be refunded (with gains or losses) following the order of distribution described below.

To determine, as to each type of contributions, the Participants to whom the total excess contributions are to be distributed, the applicable contributions of Highly Compensated Employees are reduced in the order of the dollar amount of their contributions beginning with the Highly Compensated Employee with the highest contribution dollar amount. The contribution of the Highly Compensated Employee with the highest contribution dollar amount is reduced by the amount required to cause the Employee's contribution to equal the dollar amount of contribution of the Highly Compensated Employee with the next highest dollar amount of contribution. If a lesser reduction would satisfy the contribution refund requirement, only this lesser reduction shall be made. This process will be repeated, as to each type of contributions, until the Plan satisfies the contribution refund requirement applicable to each type of contributions. In no case may the excess amount of a particular type of contributions with respect to any Highly

Compensated Employee exceed the amount of such contributions actually made on behalf of the Highly Compensated Employee for the Plan Year.

If a Highly Compensated Employee participates in two (2) or more plans maintained by the Employer or Affiliated Employer that are subject to the 401(k) or 401(m) test being applied hereunder, then such Employee's contribution percentage for purposes of such test shall be determined by aggregating his participation in all such plans. In addition, if the Employer maintains two (2) or more plans subject to the 401(k) or 401(m) test being applied hereunder, and such plans are treated as a single plan for purposes of the coverage requirements for qualified plans under Code Section 410(b), then such plans are treated as a single plan for purposes of the applicable test.

The determination of excess after-tax contributions and matching employer contributions as described above in this Section shall be made after first determining excess elective deferrals of salary deferral contributions under Section 8.2, then determining excess salary deferral contributions under this Section, and then forfeiting any matching employer contribution that was contingent on any such excess. Any matching employer contribution that was contingent on any excess after-tax contribution will also be forfeited and not taken into account in determining the contribution percentage as to matching employer contributions.

(c)      Collective Bargaining Employees  Any collective bargaining unit Employees hereunder shall be disregarded when the above percentage tests are applied to non-bargaining Employees. The actual deferral percentage test under Code Section 401(k) shall be applied separately to the Employees in each collective bargaining unit who are eligible to make salary deferral elections hereunder, or, if there is more than one collective bargaining unit with Employees eligible to make salary deferrals hereunder, applied in the aggregate to all collective bargaining unit Employees who are eligible to make salary deferral elections hereunder, as determined each year by the Committee. The actual contribution percentage test under Code Section 401(m) is deemed to be automatically met by any collective bargaining unit Employees otherwise subject to such test.

Article 10Code Section 415 Limitations

Section 10.1Limit on Annual Additions under Code Section 415

Contributions hereunder shall be subject to the limitations of Code Section 415, as provided in this Section.

(a)      Definitions    For purposes of this Section the following definitions shall apply:

(1)      Annual Addition shall mean the sum of the following additions to a Participant's Individual Account for the Limitation Year:

(a)         Employer contributions (including salary reduction contributions);

(b)      His own (after-tax) contributions, if any;

(c)      Forfeitures, if any.

Annual Additions to other Employer defined contribution plans (also taken into account when applying the limitations described below) include any voluntary employee contributions to an account in a qualified defined benefit plan and any employer contribution to an individual retirement account or annuity under Code Section 408 or to a medical account for a key employee under Code Section 401(h) or 419A(d), except that the 100%-of-pay limit below shall not apply to employer contributions to a key employee's medical account after his separation from service.

(2)      Earnings for any Limitation Year shall be the general definition of compensation described in Treasury Regulations 1.415(c)-2 (b) and (c), including salary reductions under Code Sections 125, 132(f), 402(g)(3).

(A)      Amounts earned during the Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates provided the amounts are paid during the first few weeks of the next Limitation Year, are included as provided in Treasury Regulation 1.415(c)-2(e)(2).

(B)      Compensation paid after severance from employment as described in Treasury Regulation 1.415(c)-2(e)(3)(ii), (iii)(A) and (iii)(B) is included, and post-severance payments as described in Treasury Regulation 1.415(c)-2(e)(3)(iv) are excluded.

(b)      Anything herein to the contrary notwithstanding, the total Annual Additions of a Participant for any Limitation Year when combined with any similar annual additions credited to the Participant for the same period from another qualified Defined Contribution Plan maintained by the Company, shall not exceed the lesser of the amounts determined pursuant to Subsection (1) or Subsection (2) of this Subsection (b).

(1)      Forty thousand dollars ($40,000) (or such other amount as provided for in Code Section 415(c)) or such other amount as determined pursuant to Code Section 415; or

(2)      One hundred percent (100%) of the Participant's compensation received from the Company for such Limitation Year, as determined pursuant to Code Section 415.

(3)      In the event a Participant is covered by one or more Defined Contribution Plans maintained by the Company, the maximum annual additions as noted above shall be decreased in this Plan to ensure that all such plans will remain qualified under the Code.

(4)      The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.

(5)      For purposes of determining compensation applicable to the limitations under this Section, amounts under Code Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

Section 10.2Excess Allocation

In the event that corrective adjustments in the Annual Addition to any Participant’s Individual Account are required, corrective adjustments shall be made as set forth in this Section or pursuant to such other method as may be provided in guidance issued by the Internal Revenue Service.

Correction shall be made by refunding to the Participant any excess amount of after-tax contribution and/or elective pre-tax contribution (under Code Section 402(g)(3)) (together with investment return thereon). The excess shall be refunded first from any such after-tax and/or elective pre-tax contributions of the Participant that are not subject to an employer matching contribution and, as to any remaining excess, each of the following of the Participant's contributions will be deemed to include a proportionate part of the remaining excess: (i) matchable after-tax contributions, if any, (ii) matchable elective pre-tax contributions, if any, and (iii) employer matching contributions, if any. If any excess should remain, it will be taken from any other non-elective employer contribution allocable to the Participant.

Any amount of such excess taken from any matching employer contribution shall be treated as any other forfeiture hereunder and any excess taken from any other non-elective employer contribution shall be corrected in any manner that would be acceptable under the Employee Plans Compliance Resolution System, or any successor thereto.

To the extent that the Committee determines that contributions not yet made to the Plan on behalf of a Participant would cause an excess hereunder if actually made to the Plan, the Committee may apply the above limitations prospectively to limit the contribution amount actually receivable by the Plan for such Participant.

Article 11Top-Heavy Restrictions

Section 11.1General

Notwithstanding anything in the Plan to the contrary, if this Plan when combined with all other plans required to be aggregated pursuant to Code Section 416(g) is deemed to be a top‑heavy plan for any Plan Year, the Sections in this Article shall apply to such Plan Year.

Section 11.2Minimum Contribution

Regardless of hours worked or level of compensation, each active Participant who is not a Key Employee shall be entitled to a minimum allocation of contributions and forfeitures equal to the lesser of (i) three percent (3%) of the Participant's Compensation for the Plan Year; and (ii) provided that the Plan is not part of a Required Aggregation Group with a Defined Benefit Plan because the Plan enables the Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, the highest percentage of Compensation contributed on behalf of, plus forfeitures allocated to, a Key Employee (including Salary Redirection). In the case of a Participant who is also a participant in a Defined Benefit Plan maintained by the Employer, the minimum accrued benefit provided in the Defined Benefit Plan pursuant to Code Section 416(c)(1) equal to two percent (2%) of the Participant's average monthly compensation for the five (5) consecutive years when his aggregate compensation was highest multiplied by his years of credited service up to ten (10) years for each plan year in which the Plan is top heavy, shall be the only minimum benefit for both that plan and this Plan, and the minimum allocation described above shall not apply. Employer Matching Contributions under this Plan or any other plan of the Employer, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of this Section.

Section 11.3Minimum Vesting

In the event that the vesting schedule otherwise provided under the Plan, is less liberal than the vesting schedule hereinafter provided, then such vesting schedule shall be substituted with the following to the extent that the following schedule is more favorable:

Years of Service	Vested Percentage
Less than 2 years	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 years or more	100%

Should the Plan cease to be a Top Heavy Plan, the vesting schedule otherwise provided under the Plan, shall be put back into effect. However, the vested percentage of any Participant cannot be decreased as a result of the return to the prior vesting schedule and any Participant with three (3) or more years of Service may elect within the later of:  (1) sixty (60) days after the Plan ceases to be a Top Heavy Plan or (2) sixty (60) days after the date the Participant is issued written notification of the change in the vesting schedules, to remain under the special vesting rules described in this Section.

Section 11.4Compensation

For purposes of this Article, compensation shall have the same meaning as assigned to it by Code Section 415(c)(3) without regard to Code Sections 125, 402(e)(3), 402(h)(1)(B), 132(f)(4) and contributions pursuant to a salary reduction agreement under Code Section 403(b) and shall be limited to two thousand dollars ($200,000) or such other amount as determined pursuant to Code Section 401(a)(17).

Section 11.5Inapplicability to Code Section 401(k) Plans

The requirements of this Section shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

Section 11.6Top-Heavy Definitions

For purposes of this Article XI, the following definitions shall apply:

(a)      Key Employee shall be determined pursuant to this Section

(1)      Key Employee shall mean any employee or former employee (including any deceased employee) in an Internal Revenue Service qualified plan adopted by the Company who at any time during the Plan Year is:

(A)      an officer of the Employer having an annual compensation from the Employer during the Plan Year $130,000 (as adjusted under Section 416(i)(1) of the Code) for the calendar year in which such Plan Year ends; or

(B)      a five percent (5%) owner of the Employer; or

(C)      a one percent (1%) owner of the Employer having an annual compensation from the Employer for a Plan Year of more than one hundred fifty thousand dollars ($150,000).

(2)      For purposes of this Section, compensation means compensation as defined in Code Section 415(c)(3).

(3)      This definition shall be interpreted consistent with Code Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

(b)      Permissive Aggregation Group  Permissive  Aggregation Group shall mean the Required Aggregation Group and any other plan or plans of the Company that are not required to be included in the Required Aggregation Group, but which, if treated as being part of such group, would not cause such group to fail to meet the requirements of Code Sections 401(a)(4) and 410.

(c)      Required Aggregation Group  Required Aggregation Group shall mean

(1)      each plan of the Company in which a Key Employee is a member;

(2)      each other plan of the Company which enables any plan in (1) to meet the requirements of Code Section 401(a)(4) or 410; and

(3)      each terminated plan maintained by the Company within the five (5) year period ending on the determination date for the Plan Year in question which, but for the fact that it terminated, would meet the criteria of (1) or (2) preceding.

(d)      Top Heavy Plan  Top Heavy Plan means any plan under which, as of any determination date (the last day of the preceding Plan Year), the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of cumulative accrued benefits under the Plan for all Employees. For purposes of this definition the following provisions shall apply:

(1)      If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all Employee accounts under the plan, other than voluntary deductible Employee contributions. If such plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be the lump sum present value determined pursuant to the plan. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Required Aggregation Group. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”

(2)      The Plan shall be considered to be a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules were met. For the first Plan Year that the Plan shall be in effect, the determination of whether the Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year.

(3)      Each plan of the Company required to be included in a Required Aggregation Group shall be treated as a Top Heavy Plan if such group is a top heavy group.

(4)      With regard to a Participant or Former Participant who (i) has not performed any service for the Employer at any time during the one (1) year period ending on the determination date, or (ii) was formerly a Key Employee, but who is not a Key Employee on the determination date, the present value of the cumulative accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

This definition shall be interpreted consistent with Code Section 416 and rules and regulations issued thereunder. Further, such law and regulation shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Article 12Administration

Section 12.1Appointment of Committee

Responsibility for administration of this Plan shall be with the Committee appointed by the Corporation, and shall consist of at least three (3) persons. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Plan Administrator, and any expenses not paid by the Plan Administrator shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Plan Administrator. The Plan Administrator may pay the premiums on any bond secured under this Section including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

Section 12.2Committee Powers and Duties

The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

(a)      to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)      to prescribe rules for the operation of the Plan;

(c)      to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(d)      to employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

(e)      to file with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested;

(f)      to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

(g)      to furnish each Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

(h)      to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee's or Beneficiary's total account balances and non-forfeitable benefits, if any;

(i)      to furnish to an Employee a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Internal Revenue Code of 1986 prior to the time prescribed by law to file such registration if such statement contains information regarding the Employee;

(j)      to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

(k)      to report to the Trustee all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

(l)      to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

(m)      to delegate to any individual(s) such of the above powers and duties as the Committee deems appropriate; and

(n)      to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the Corporation will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

Section 12.3Claims Procedure

The Committee may prescribe procedures for obtaining benefits and is required to provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth (1) the specific reasons for such denial, (2) the specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan's claim review procedure as described below, including the name and address of the party to whom an appeal should be sent. A claimant has the right to appeal a denial of claim by written application to the Committee within sixty (60) days of notice of denial or, if no such notice has been given, at the end of the expiration of a reasonable period of time after the claim was filed. The claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Committee.

After the Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Committee, unless special circumstances require an extension. Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Committee. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, shall include (1) the specific reasons for the denial and specific references to the provisions of the Plan on which such denial is based (2) a statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to and copies of all relevant documents and (3) a statement informing the claimant of his right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

Section 12.4Committee Procedures

The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

Section 12.5Authorization of Benefit Payments

The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

Section 12.6Payment of Expenses

All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's fees, may be paid by the Employer at the Employer’s discretion, but if not paid by the Employer, shall be paid by the Trustee from the Trust Fund.

Section 12.7Unclaimed Benefits

During the time when a benefit hereunder is payable to any distributee, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. Failure to furnish such information shall not result in the forfeiture of any non-forfeitable benefits and all such unclaimed benefits shall be and remain assets of the Trust and in no event shall they escheat to any governmental unit under any escheat law.

Section 12.8Indemnity

The Employer indemnifies and saves harmless any member of the Board of Directors of the Employer and any Employee of the Employer from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.

Article 13Trust Fund

Section 13.1Establishment of Trust Fund

A Trust Fund shall be established for the purpose of receiving contributions, and paying benefits, under this Plan. A Trustee (or Trustees) shall be appointed under the terms of a trust agreement to administer the Trust Fund in accordance with the terms of such trust agreement.

Section 13.2Payment of Contributions to Trust Fund

All contributions under this Plan shall be paid to the Trustee and shall be held, invested and reinvested by the Trustee in accordance with the terms of the trust agreement. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay benefits to Employees or their beneficiaries, or to pay expenses of administration of the Plan and Trust Fund, except as provided in Section 17.4 hereof.

Article 14   Adoption and Withdrawal by Other Organizations

Section 14.1Procedure for Adoption

Subject to the further provisions of Section 14.3, any corporation or other organization with employees, now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is otherwise legally eligible, may, in the future, with the consent and approval of the Corporation, by formal resolution of its own board or governing authority, adopt the Plan hereby created and the related Trust, for all or any classification of persons in its employment, and thereby, from and after the specified effective date become an Employer under this Plan. Such adoption shall be effectuated by and evidenced by such formal resolution of the adopting organization consented to by the Corporation. The adoption resolution may contain such specific changes and variations in Plan or Trust terms and provisions applicable to such adopting Employer and its Employees, as may be acceptable to the Corporation and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent, to the Plan or Trust is reserved by the Corporation. The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan, as then amended or thereafter amended, and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution of adoption, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust. The administrative powers and control of the Corporation, as provided in the Plan and Trust, including the sole right to amendment, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

Section 14.2Withdrawal

Any participating Employer by action of its Board of Directors or other governing authority and notice to the Corporation and Trustee, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing, by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation by itself or its successor, of this Plan and Trust in separate form for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets. The Corporation may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

Section 14.3Adoption Contingent upon Initial and Continued Qualification

The adoption of this Plan and its related Trust by an organization as provided in Section 14.1 is hereby made contingent and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including but not limited to Sections 401(a) and 501(a) of the Code for its employees. The adopting organization shall request an initial approval letter of determination from the appropriate District Director of Internal Revenue Service to the effect that the Plan and Trust herein set forth or as amended before the receipt of such letter, meets the requirements of the applicable federal statutes for tax qualification purposes for such adopting organization and its covered employees. Unless such an initial approval letter is issued, such adoption shall become void and inoperative and any contribution made by or for such organization shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation, becomes disqualified for such purposes for any reason, as to such adopting organization and its employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either the prompt (1) requalification of the Plan and Trust as to such organization and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status thereof as to other Employers, or (2) withdrawal of such organization from this Plan and Trust and a continuation by itself or its successor, of its plan and trust separately from this Plan and Trust, or by merger with another existing plan and trust, with a transfer of said segregated portion of Trust assets, as provided by Section 14.2, or (3) taking of such other action as shall be acceptable to the Corporation.

Article 15Amendments

Section 15.1Right to Amend

The Board of Directors of the Corporation (or the Compensation or Executive Committee or other committee approved by the Board) reserves the right to make from time to time any amendment or amendments to this Plan which do not permit reversion of any part of the Trust Fund to the Employers except as provided in Section 17.4 and which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Employees included in this Plan and which do not, directly or indirectly, reduce any Member's account balance unless such amendment is required in order to maintain the Plan's qualified status under Code Section 401(a). Upon delivery to an Employer of an executed copy of an amendment properly authorized and adopted by the Corporation, the Plan as to such Employer shall be thereupon amended in accordance therewith.

Article 16Withdrawal and Termination

Section 16.1Employer Withdrawal

An Employer may at any time, by adoption of a resolution, withdraw from the Plan with respect to any or all of the Employees employed by said Employer.

Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation, or merger to or with another organization which is not an Employer hereunder, or upon an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver, or other legal custodian is appointed for the purpose of operation or liquidation of an Employer, such Employer (or its successor) will automatically be withdrawn from this Plan with respect to all of its Employees, unless the Corporation and such Employer (or its successor) agree to its continued participation hereunder.

Any such withdrawal of an Employer from this Plan will be carried out in a manner intended to meet the requirements of Section 401(a) of the Internal Revenue Code. The Corporation may require that an advance determination letter be obtained from the Internal Revenue Service approving the terms of any such withdrawal.

Upon the consolidation or merger of two (2) or more of the Employers under this Plan with each other, no such withdrawal will occur, but the surviving Employer or organization shall succeed to all the rights and duties under the plan and trust of the Employers involved.

Section 16.2Transfers of Plan Assets and Plan Mergers

The Plan and Trust shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other plan, unless either (i) each Participant in the Plan (if the Plan then terminated) receives a benefit immediately after such merger, consolidation, or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had then terminated) or (ii) the conditions in (i) are deemed to be met due to compliance with the procedures set forth in Treasury Regulation 1.414(1)-1 regarding plan mergers and transfers.

Section 16.3Plan Termination

The Corporation may at any time, by adoption of a resolution, terminate this Plan with respect to itself and all other Employers hereunder. This Plan shall automatically terminate if all Employers cease to exist and no successor continues the Plan.

A partial termination of this Plan will occur if required under the qualification requirements of Section 401(a) of the Code.

Section 16.4Suspension and Discontinuance of Contributions and Plan Termination

If the Employer decides it is impossible or inadvisable to continue to make its contributions hereunder, it shall have the power to:

(a)            suspend contributions to the Plan;

(b)            discontinue contributions to the Plan; or

(c)            terminate the Plan as to its Employees.

Suspension shall be temporary cessation of contributions and such a suspension which has not ripened into a complete and permanent discontinuance shall not require any vesting of Individual Accounts.

A discontinuance of contributions, unless considered complete and permanent, shall also not require any vesting of Individual Accounts. In such event, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to Employer contributions shall accrue to any of the Participants unless contributions are resumed. After the date of discontinuance of contributions, the Trust shall remain in existence as provided in this Section, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Committee. A certified copy of such decision or resolution shall be delivered to the Trustee, and as soon as possible thereafter, the Trustee shall send or deliver to each Participant or Beneficiary concerned a copy thereof.

Upon termination, partial termination, or complete discontinuance of contributions to the Plan, the Individual Accounts of each affected Participant not theretofore fully vested shall be and become fully vested and non-forfeitable in each such Participant. In addition, any forfeited amounts will be restored and fully vested in a Participant or former Participant if his termination of employment that caused such forfeitures has not resulted in a five (5) year Break in Service as of the date of such plan termination or partial termination or discontinuance of contributions, provided that he retains vested employer contributions in his account from such prior period of employment.

Section 16.5Liquidation of Trust Fund

Upon termination, or partial termination, of the Plan, the proportionate interests of the affected Participants and their Beneficiaries shall be liquidated after provision is made for the expenses of administration, termination and liquidation. Thereafter, the Trustee shall distribute as soon as administratively feasible the amount to the credit of each such Participant and Beneficiary as the Committee shall direct.

Article 17General Provisions

Section 17.1Non-Guarantee of Employment

Nothing contained in this Plan shall be construed as a contract of employment between an Employer and Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

Section 17.2Manner of Payment

Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Participant, his Beneficiary, his administrator, executor or guardian, as the case may be. Deposit to the credit of a Participant in any bank or trust company selected by a Participant or Beneficiary hereunder shall be deemed payment into his hands, and provided further, that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee.

Section 17.3Non-Alienation of Benefits

Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary of involuntary, prior to being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. None of the unpaid Plan benefits or Trust assets shall be considered an asset of the Participant in the event of his insolvency or bankruptcy.

Notwithstanding the foregoing,

(a)      the Committee may approve an assignment of benefits and payment (including immediate payment) to an alternate payee based upon any "qualified domestic relations order" as defined in Code Section 414(p), and such payment shall not be deemed a prohibited alienation of benefits; and

(b)      the Committee may offset a Participant’s benefit to pay a judgment or settlement against the Participant for a crime involving the Plan or for breach of the Participant’s fiduciary duty to the Plan, provided such offset is in accordance with the requirements of Code Section 401(a)(13) and ERISA Section 206(d).

Section 17.4Amounts Returnable to an Employer

In no event shall an Employer receive any amounts from the Trust, except such amounts, if any, as set forth below:

(a)      In the event of a contribution made by an Employer by a mistake of fact, such contribution shall be returned to such Employer within one year after payment thereof.

(b)      If an Employer's determination letter issued by the District Director of Internal Revenue referred to in Section 14.3 hereof is an initial determination letter as to such Employer and is to the effect that the Plan and Trust herein set forth or as amended prior to the receipt of such letter do not meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, such Employer shall withdraw, within one year of the receipt of such letter, all contributions made on and after its effective date, in which event the Plan and Trust shall then terminate as to such Employer and all rights of the Employees shall be those as if the Plan had never been adopted.

(c)      Each contribution hereunder is conditioned upon the deductibility of such contribution under Section 404 of the Code and shall be returned to an Employer within one year if such deduction is disallowed (to the extent of the disallowance).

Section 17.5Governing Law

This Plan and each of its provisions shall be construed and their validity determined by the application of the laws of the State of Arkansas, except to the extent such law is preempted by Federal statute.

Signatures

As conclusive evidence of the adoption of the Murphy USA Inc. Savings Plan, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be duly executed in its name and behalf by its properly authorized officers this 26th day of August, 2013.

Attest:		Murphy USA Inc.

/s/ Gregory L. Smith	By	/s/ John A. Moore
Assistant Secretary
	Title:	Senior VP and General Counsel

Appendix 1

To The Murphy USA Inc. Savings Plan

Applicable to Certain Employees of ODECO

In 1991, Murphy Oil Corporation ("Murphy Oil") acquired 100% of Ocean Drilling & Exploration Company ("ODECO"). Prior to its acquisition, ODECO sponsored The Thrift Plan for Employees of Ocean Drilling & Exploration Company (ODECO Thrift Plan) and The 401(k) Savings Plan for Employees of Ocean Drilling & Exploration Company (ODECO 401(k) Plan). The ODECO Thrift Plan and ODECO 401(k) Plan were merged into the Thrift Plan for Employees of Murphy Corporation ("Murphy Oil Plan") as of August 1, 1992. (The ODECO Thrift Plan and the ODECO 401(k) Plan are collectively referred to as the ODECO Plans.) ODECO, now known as Murphy Exploration & Production Company is an adopting Employer under the Murphy Oil Plan. The purpose of this Appendix is to describe how such ODECO Participants will participate under the Murphy USA Inc. Savings Plan (“Murphy USA Plan”)and how certain provisions of the ODECO Plans will continue to apply to such Employees hereunder should any ODECO accounts be transferred to the Murphy USA Plan.

1.            Definitions

For purposes of this Appendix, the following definitions shall apply:

(a)      ODECO Participant – Any Employee of the Employer/Affiliated Employer who was a participant in the ODECO Thrift Plan or ODECO 401(k) Plan and whose account balance under either of those plans was transferred to the Murphy Oil Plan and has now been transferred to the Murphy USA Plan.

(b)      Minimum 401(k) Contributions – An ODECO Participant's Minimum Pay Reduction Contributions made under the terms of the ODECO 401(k) Plan, and gains and losses allocable thereto, which were transferred to the Murphy Oil Plan and have now been transferred to the Murphy USA Plan.

(c)      Optional 401(k) Contributions – An ODECO Participant's Optional Pay Reduction Contributions made under the terms of the ODECO 401(k) Plan, and gains and losses allocable thereto, which were transferred to the Murphy Oil Plan and have now been transferred to the Murphy USA Plan.

(d)      ODECO Thrift Employee after-Tax Contributions – An ODECO Participant's allotment made under the provisions of the ODECO Thrift Plan on an after-tax basis, and gains and losses allocable thereto, which were transferred to the Murphy Oil Plan and have now been transferred to the Murphy USA Plan.

(e)      ODECO Thrift Company Contributions – The company matching contributions made under the terms of the ODECO Thrift Plan and allocated to the ODECO

Participants' Company Contribution Accounts, and gains and losses allocable thereto, which were transferred to the Murphy Oil Plan and have now been transferred to the Murphy USA Plan.

(f)      ODECO Thrift Plan Accounts – The accounts transferred from the ODECO Thrift Plan which included After-Tax Contributions and ODECO Company Contributions.

(g)      ODECO 401(k)/After-Tax Contributions – The rollover contributions made by or on behalf of the ODECO Participants to the ODECO 401(k) Plan.

2.            Participation under the Murphy Plan

An ODECO Participant became a Participant under the Murphy Oil Plan as of the date of the merger of the ODECO Plans with the Murphy Oil Plan. Contributions made on or after the date of merger by or on behalf of such ODECO Participant shall be subject to the terms of the Murphy Oil Plan. Contributions made on or after August 30, 2013, by or on behalf of such ODECO Participant shall be subject to the terms of the Murphy USA Plan.

3.            Transfers of Account Balances

The accounts under the ODECO Plans transferred to the appropriate accounts established under the Murphy Oil Plan and transferred to the Murphy USA Plan are as set forth below:

Former ODECO Plans Accounts	Former Murphy Plan Accounts
ODECO Thrift Employee After-Tax Contributions	Matched Employee Contribution Account
ODECO 401(k)/After-Tax Contributions	Non-matched Employee Contribution Account
Company Contributions (Matching)	Matching Employer Contribution Account
Optional Pre-Tax Account	Salary Deferral Account
Minimum Pre-Tax/QNEC Account	Minimum Pre-Tax/QNEC Account
Rollover Account	Rollover Account

4.            Vesting

Notwithstanding any other provision of this Plan, an ODECO Participant shall be fully vested in his ODECO Company Contribution Account as of the earliest of (i) the date specified in the applicable vesting provisions of the Murphy Oil Plan, (ii) the date as of which such ODECO Participant completes five (5) years of Service (without regard to years of Credited Participation) or (iii) the date as of which the ODECO Participant attains age fifty-five (55). Vesting in Employer Contributions made under the Murphy Oil Plan on or after January 1, 1992 shall be determined in accordance with the Murphy Oil Plan. Vesting in Employer Contributions made under the ODECO Plan shall be determined in accordance with the provisions of the ODECO Plan.

5.            Withdrawals from ODECO Thrift Plan Accounts

(a)      Withdrawals of After-Tax Contributions Prior to Vesting – An ODECO Participant who files a request for withdrawal from his account including his ODECO After-Tax Contributions under the ODECO Thrift Plan prior to the date he is fully vested in his ODECO Company Contributions shall receive the full value of that portion of the account attributable to his After-Tax Contributions in accordance with the provisions in Article 6 of this Plan that apply to after-tax Non-matched Employee Contribution Accounts, but in no event shall the Matching Employer Contributions made under this Plan be suspended for a period of twelve months as a result of such withdrawal. The value of the ODECO Thrift Company Contributions shall be forfeited by the Participant and shall be credited against Company Contributions.

(b)      Withdrawals of After-Tax Contributions and ODECO Company Contributions After Vesting – An ODECO Participant who has acquired a vested interest in that part of his account attributable to his ODECO Company Contribution shall have the right to withdraw that portion of his account attributable to his Thrift Plan Accounts transferred to this Plan in accordance with the provisions in Article 6 of this Plan that apply to after-tax Matched and Non-matched Employee Contribution Accounts and vested Matching Employer Contribution Accounts, except that an ODECO Participant shall not be suspended from participation in this Plan as a result of his withdrawal of any amount from his account in this Plan attributable to his ODECO Thrift Plan Account.

6.            Investments in Funds

The provisions of Article 5 shall apply to the ODECO Plan Accounts; provided that the Participant may not change the investment of the Minimum Pre-Tax/QNEC Account.

7.            Withdrawal from Rollover Account

An ODECO Participant may withdraw any hardship amounts from his Rollover Account established under this Plan; provided that prior to attainment of age 59½ such withdrawal shall be on the basis of hardship as described in Article 6 of the Plan.

8.            Forms of Payment

(a)      Forms of Payment – Except as otherwise provided in (b) below, a Participant's ODECO Account shall be paid in accordance with the form of payment permitted under Article 8 of the Plan.

(b)      Minimum Pay Reduction Contributions – An ODECO Participant who is unmarried as of the date his benefit is to commence or be distributed may elect payment of any amount attributable to his Minimum Pay Reduction Contributions

(in 1.(b) above) in the form of a single life annuity purchased from a life insurance company designated by the Participant. Such single life annuity shall be payable for the life of the Participant only. An ODECO Participant who is married as of the date his benefit is to commence or be distributed may elect payment of any amount attributable to his Minimum Pay Reduction Contributions in the form of a 50% joint and survivor annuity purchased from a life insurance company designated by the Participant, under which an annuity shall be payable to the Participant for his lifetime, with the Participant's spouse, if surviving at the Participant's death, being entitled thereafter to a lifetime survivorship annuity in an amount equal to 50% of the annuity which had been payable to the Participant.